EXHIBIT 99.1

PROTECTION ONE ANNOUNCES RESIGNATION OF DIRECTOR

TOPEKA, Kan., May 9, 2003  — Protection One, Inc. (NYSE: POI-NEWS) announced today that Dr. Gene A. Budig has resigned from the Board of Directors of Protection One, Inc. and Protection One Alarm Monitoring, Inc., effective immediately, to further pursue his academic interests.  Dr. Budig had served as a director since 2001.

                “Dr. Budig brought a great deal of experience and insight to our board. We are grateful for his contributions to the Protection One board and wish him much success in his future endeavors,” said Richard Ginsburg, President and Chief Executive Officer of Protection One.

About Protection One

Protection One, one of the leading commercial and residential security service providers in the United States, provides monitoring and related security services to more than one million residential and commercial customers in North America and is a leading security provider to the multifamily housing market through Network Multifamily. For more information on Protection One, go to http://www.ProtectionOne.com.

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